Exhibit 99.1

PTGi Sells BLACKIRON Data for CAD$200 Million to Canada’s Rogers Communications

MCLEAN, VA – (MARKET WIRE) – April 17, 2013 – Primus Telecommunications Group, Incorporated (PTGi) (NYSE: PTGI), a global facilities-based integrated provider of advanced telecommunications products and services, announced that it has sold BLACKIRON Data ULC (BLACKIRON Data), PTGI’s pure data center operations in Canada, to Rogers Communications Inc. (Rogers) for approximately CAD$200 million. The transaction signed and closed on April 17, 2013.

BLACKIRON Data serves approximately 4,000 customers, reported 2012 revenues of US$34 million and owns and operates a total of eight data centers in five major cities in Canada: two data centers in Ottawa, Ontario, three data centers in the Toronto, Ontario area, one data center in London, Ontario, one data center in Edmonton, Alberta, and one data center in Vancouver, British Columbia, through which colocation, cloud computing, managed services, storage, backup, and other value added services are offered.

Peter D. Aquino, Executive Chairman, stated, “The sale of BLACKIRON Data to Rogers marks a successful monetization of one of our worldwide assets. Looking ahead, the Board will consider various options for deploying the net cash proceeds of this sale.”

“Having separated our data center assets, rebranded BLACKIRON Data, and through our commitment to investing in fully certified Tier III capacity expansions and a second-generation cloud platform, we created a highly attractive portfolio across Canada,” added Andrew Day, President and CEO of PTGi.

Terry Canning, Senior Vice President, Rogers Business Solutions, stated, “We are delighted to bring BLACKIRON Data into Rogers Business Solutions. BLACKIRON Data has an impressive national footprint of 8 data centers providing data center, cloud, managed and professional services to approximately 4,000 customers across Canada. This presence, along with its skilled and passionate team will ensure our collective sales teams are armed with the latest managed/hosted service offerings to meet the needs of current and prospective customers. We enthusiastically welcome BLACKIRON Data customers and employees to Rogers Communications.”

The transaction was approved by the PTGi Board of Directors and the Special Committee of the Board of Directors.

About PTGi

PTGi (Primus Telecommunications Group, Incorporated) is a leading provider of advanced communication solutions, including traditional and IP voice, data, mobile services, broadband Internet, metro fiber and Carrier Ethernet to business and residential customers in Canada and the United States. PTGi is also one of the leading international wholesale service providers to fixed and mobile network operators worldwide. PTGi owns and operates its own global network of next-generation IP soft switches, media gateways, hosted IP/SIP platforms, broadband infrastructure, and fiber capacity in Canada. Founded in 1994, PTGi is headquartered in McLean, Virginia.

Cautionary Statement Regarding Forward Looking Statements

This press release contains or incorporates a number of “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations, and are not strictly historical statements. In some cases, you can identify forward-looking statements by terminology such as “if,” “may,” “should,” “believe,” “anticipate,” “future,” “forward,” “potential,” “estimate,” “opportunity,” “goal,” “objective,” “growth,” “outcome,” “could,” “expect,” “intend,” “plan,” “strategy,” “provide,” “commitment,” “result,” “seek,” “pursue,” “ongoing,” “include” or in the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties and are not guarantees of performance or results, or of the creation of shareholder value, although they are based on our current plans or assessments which we believe to be reasonable as of the date hereof. Factors or risks that could cause our actual results to differ materially from the results are more fully described in our annual report, quarterly reports or other filings with the Securities and Exchange Commission, which are available through our website at www.ptgi.com. Other unknown or unpredictable factors could also affect our business, financial condition and results. Although we believe that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that any of the estimated or projected results will be realized. You should not place undue reliance on these forward-looking statements, which apply only as of the date hereof. Subsequent events and developments may cause our views to change. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so.

Investor Contact:

PTGi

Richard Ramlall, SVP Corporate Development and Chief Communications Officer

703-748-8050

ir@ptgi.com

LHA

Carolyn Capaccio/Jody Burfening

212-838-3777

ccapaccio@lhai.com